Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	United States
Rosemarie Yancosek
(908) 298-7476

International
Gail Thornton
(908) 298-5313

	Investor Contact:	Alex Kelly
(908) 298-7436
SCHERING-PLOUGH TO ACQUIRE ORGANON BIOSCIENCES
ACQUISITION BUILDS STRENGTH AND SCALE FOR THE LONG TERM,
ADDING FIVE PHASE III PROJECTS TO PIPELINE AND
EXPANDING HUMAN AND ANIMAL BIOLOGICS CAPABILITIES
KENILWORTH, N.J., U.S.A., March 12, 2007 – Schering-Plough Corporation (NYSE: SGP) today announced that its Board of Directors has approved a transaction under which Schering-Plough will acquire Organon BioSciences N.V., the human and animal health care businesses of Akzo Nobel N.V., for approximately €11 billion in cash ($14.4 billion based on closing exchange rate on March 9, 2007). The transaction, which is expected to close by the end of 2007, is anticipated to be accretive to Schering-Plough’s earnings per share (EPS) by about 10 cents in the first full year, excluding purchase-accounting adjustments and acquisition-related costs.
     “With this transaction we take another major step in our Action Agenda to transform Schering-Plough into a global high-performance company for the long term,” said Fred Hassan, chairman and chief executive officer, Schering-Plough. “It is the right deal at the right time as we accelerate into the Build the Base phase of our transformation.”
     “Organon BioSciences will be an excellent fit with Schering-Plough – strategically, scientifically and financially,” said Hassan. “It builds on our growing strength in primary care, giving us immediate access to central nervous system (CNS) and women’s health care products. The acquisition of Organon BioSciences also fills a gap in our late-stage pipeline by adding five compounds in Phase III development and a number of promising projects in Phase II development. And, we believe that the two cultures are very much in tune.” Added Hassan, “In

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addition, the acquisition of Organon BioSciences enhances Schering-Plough’s strength in human and animal biologic products, including the potential to develop human vaccines. In light of Schering-Plough’s expanding early pipeline, Organon BioSciences’s strong biologics manufacturing capability is a further important asset for the combined company. With this acquisition, Schering-Plough will become a leading animal health care company, with premier biologics capabilities.”
     Organon BioSciences provides Schering-Plough with a steadily growing base of products and businesses with top-line sales of nearly $5 billion. The pharmaceutical business, Organon, had sales of $3.4 billion in 2006 (based on closing exchange rate on March 9, 2007), including leading products such as Follistim/Puregon, a follicle-stimulating hormone for infertility; Esmeron/Zemuron, a muscle relaxant; and NuvaRing and Implanon for contraception. In addition, the animal health business, Intervet, with sales of approximately $1.5 billion in 2006, is one of the top three animal health care companies globally, with products treating a broad array of animals and disease states.
     Financially, Schering-Plough expects the transaction to be accretive in the first full year, excluding purchase-accounting adjustments and acquisition-related costs. Schering-Plough expects to achieve annual synergies of $500 million; it will take three years from the closing to reach this level of synergies. Schering-Plough will finance the acquisition through a mix of cash, debt and equity.
     “Given the complementary nature of our businesses and the track record of Schering-Plough’s management team in executing transformational change, we expect a smooth and efficient transition that will allow us to unlock more value from the Organon BioSciences products and pipeline than would have been possible on a stand-alone basis,” said Hassan. “We have great respect for the talented people of Organon BioSciences and look forward to working together as we continue on our path toward building a new kind of health care company,” he added.
     Commenting on today’s announcement, Hans Wijers, chief executive officer, Akzo Nobel, said: “The sale of Organon BioSciences is a major milestone in the history of Akzo Nobel. It is a fundamental step towards our goal of creating a focused international industrial player. At the same time, we are convinced that we have found a good home for Organon BioSciences. While an independent future also offered potentially exciting possibilities, the

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partnership with Schering-Plough, one of the world’s leading pharmaceutical companies, will give more scope to develop the unique capabilities of Organon BioSciences. We believe that this transaction delivers significant value for our shareholders, and also takes into account the interests of our stakeholders.”
     In addition to the currently marketed products, Organon BioSciences currently has five compounds in Phase III development, including:
•	Asenapine, a novel psychopharmacologic agent for the treatment of patients with schizophrenia and acute mania bipolar disorder;

•	Sugammadex, for the reversal of neuromuscular blockade induced during surgical procedures;

•	NOMAC/E2, an oral contraceptive product containing nomegestrol acetate, a novel progesterone, and estriadiol, a natural estrogen;

•	ORG36286, a long-acting recombinant follicle-stimulating hormone for infertility; and

•	Esmirtazapine (ORG50081), for the treatment of insomnia and potentially for hot flashes in menopausal women.
     Organon’s research and manufacturing facility in Oss, the Netherlands, will be the center of Schering-Plough’s global gynecology and fertility activities, while Organon’s neuroscience research will continue in Newhouse, Scotland.
     On the animal health side, this acquisition creates a leading animal health business based on 2006 sales. The businesses are strong and complementary. Intervet’s products include Nobivac, a range of canine vaccines; Panacur, a de-wormer; Bovilis, a bovine biological for disease control and eradication; and Nobilis, a poultry vaccine to keep flocks free from infectious disease. Schering-Plough Animal Health has a strong business in treatments for cattle and companion animals, including products such as NUFLOR, an antibiotic for cattle, swine and fish; BANAMINE, an anti-inflammatory for cattle, horses and swine; and OTOMAX, a canine otic ointment. Schering-Plough Animal Health and Intervet will continue to operate at their existing locations. While maintaining the strong pharmaceutical leadership team and competencies in the United States, Boxmeer, the Netherlands, will become the headquarters of the global animal health business.
     The transaction is subject to certain closing conditions, including regulatory approvals. Shareholder approval is not required for the transaction to be consummated by either Akzo

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Nobel or Schering-Plough. The parties have committed to execute a fully negotiated share purchase agreement upon completion of customary consultation procedures in the Netherlands, including with social partners.
     Goldman Sachs & Co. acted as financial advisor to Schering-Plough, and Morgan Stanley acted as financial advisor to Akzo Nobel in this transaction.
Conference Call Information
Schering-Plough will host a conference call today, Monday, March 12, 2007 at 8:30 a.m. EDT to discuss the transaction. To listen live to the call, dial 1-877-565-9664 or 1-706-634-5003 and enter conference ID # 2570382. A replay of the call will be available starting at approximately 11:30 a.m. on Monday, March 12, through 5 p.m. on Wednesday, April 11, 2007. To listen to the replay, dial 1-800-642-1687 or 1-706-645-9291 and enter the conference ID # 2570382.
     A live audio webcast of the conference call also will be available on the Schering-Plough website at www.schering-plough.com. A replay of the webcast will be available starting at approximately 11:30 a.m. on Monday, March 12, through 5 p.m. on Wednesday, April 11, 2007.
About Schering-Plough
Schering-Plough is a global science-based health care company with leading prescription, consumer and animal health products. Through internal research and collaborations with partners, Schering-Plough discovers, develops, manufactures and markets advanced drug therapies to meet important medical needs. Schering-Plough’s vision is to earn the trust of the physicians, patients and customers served by its approximately 33,500 people around the world. The company is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.
About Organon BioSciences
Organon BioSciences is a globally operating biopharmaceutical company and wholly owned subsidiary of Akzo Nobel that develops, manufactures and markets products targeting selected therapeutic areas in human pharmaceuticals and covering a wide range of species in animal health. The Company’s products enjoy leading positions in gynecology, infertility, selected areas of anesthesia and animal health. Organon Biosciences consists of two operating units: Organon is the human pharmaceuticals business and Intervet, the animal health business, is the

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third largest animal health company. Organon BioSciences markets its products on a worldwide basis in over 130 countries.
About Akzo Nobel
Akzo Nobel is a global FORTUNE 500 company and is listed on both the Euronext Amsterdam and NASDAQ stock exchanges. It is also listed on the Dow Jones Sustainability Indexes and the FTSE4Good Index. Based in the Netherlands, Akzo Nobel is a multicultural organization serving customers throughout the world with human and animal healthcare products, coatings, and chemicals. Akzo Nobel employs around 61,500 people and conducts its activities in four segments — human and animal health, coatings and chemicals — subdivided into 13 business units, with operating subsidiaries in more than 80 countries.
SCHERING-PLOUGH DISCLOSURE NOTICE: The information in this press release and the comments of Schering-Plough officers during the teleconference/webcast on March 12, 2007, beginning at 8:30 a.m. (EDT), may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. In particular, forward-looking statements include statements relating to future actions, expected synergies, ability to access the capital markets, prospective products or product approvals, timing and conditions of regulatory approvals, patent and other intellectual property protection, future performance or results of current and anticipated products, sales efforts, research and development programs, growth strategy and financial results.
     Actual results may vary materially from the company’s forward-looking statements and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ from forward-looking statements, including obtaining regulatory approvals and satisfaction of other customary closing conditions, inaccurate assumptions, market forces, economic factors such as interest rate

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and exchange rate fluctuations, the outcome of contingencies such as litigation and investigations, product availability, patent and other intellectual property protection, current and future branded, generic or over-the-counter competition, the regulatory process, and any developments following regulatory approval, among other uncertainties. For further details of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Item 1A, “Risk Factors” in the company’s 2006 10-K.
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